Exhibit 2

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that Amendment No. 4 to the Statement on Schedule 13D to which this Joint Filing Statement is attached as an exhibit is filed on behalf of each of them in the capacities set forth below.

Date: November 4, 2008

BEL FUSE INC.

By:	/s/ Daniel Bernstein
Name: Daniel Bernstein
Title: President

BEL VENTURES INC.

By:	/s/ Daniel Bernstein
Name: Daniel Bernstein
Title: President